EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
THIRD QUARTER 2007 RESULTS
     (Fort Smith, Arkansas, October 26, 2007) — Arkansas Best Corporation (Nasdaq: ABFS) today announced third quarter 2007 net income of $18.9 million, or $0.75 per diluted common share, compared to third quarter 2006 net income of $31.5 million, or $1.24 per diluted common share. Arkansas Best’s third quarter 2007 revenue was $479.8 million compared to third quarter 2006 revenue of $507.3 million.
ABF Freight System, Inc.®
     ABF Freight System, Inc., the company’s largest subsidiary, had third quarter 2007 revenue of $462.2 million, a per-day decrease of 6.4% from third quarter 2006. Third quarter 2007 operating income at ABF was $28.5 million compared to $49.4 million during the third quarter of 2006. ABF’s third quarter 2007 operating ratio was 93.8% versus an operating ratio of 90.0% in the third quarter of 2006. “In the midst of a challenging freight environment, ABF maintained its focus on providing value to our customers while closely monitoring costs and displaying pricing discipline,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer.
     “Our third quarter profitability was influenced by several factors,” said Mr. Davidson. “ABF’s operating margins continue to be impacted by the effects of lower tonnage levels. In addition, as in previous quarters, the costs associated with investment in ABF’s RPM initiative added about a percentage point to ABF’s third quarter operating ratio. Finally, higher costs associated with workers’ compensation claims, offset in part by some improvement in third-party casualty claims, added almost a point. However, it is important to note that because of lower workers’ compensation and third-party casualty expenses in the first half of the year, these year-to-date costs are in line with the same period last year and with historical averages.”

     ABF’s third quarter 2007 total weight per day decreased by 5.8% versus last year’s third quarter. “Since October of last year, when we first experienced significant declines in business levels, through this August, ABF’s tonnage trends remained fairly consistent,” said Mr. Davidson. “Year-over-year tonnage comparisons for the month of September were slightly worse as we believe the economy began to weaken further compared to the first eight months of the year,” said Mr. Davidson. “ABF’s year-over-year tonnage trends in October are running below the same period last year by approximately 4 to 4.5%. As a result, we have taken further cost-cutting steps in order to bring our network in line with business levels.”
     Total billed revenue per hundredweight was $25.87, essentially the same as last year’s third quarter figure of $25.91. “In the midst of a tight freight environment, industry pricing is very competitive though most carriers are maintaining rational pricing,” said Mr. Davidson. “ABF’s overall yield continues to be affected by changes in freight mix and shipment profile. During the third quarter, ABF supplemented tonnage in its LTL business with additional spot-priced truckload shipments, improving the utilization of system capacity and increasing ABF’s total average shipment size. Progress in ABF’s regional freight initiative caused length of haul to decrease during the third quarter. When excluding these factors that reduce revenue per hundredweight, pure pricing on ABF’s traditional LTL business increased by approximately two percent, consistent with increases on our contracts and deferred-pricing agreements.”
     “In spite of the current freight environment, we continue to be optimistic about the potential for long-term success from ABF’s Regional Performance Model (RPM). During the third quarter, tonnage trends for these shipments were better than those in ABF’s traditional long-haul markets,” said Mr. Davidson. “Beginning in the fourth quarter, the year-over-year impact on operating results of the RPM investment should be reduced as we start to compare back to prior-year periods that included those same costs. ABF remains fully committed to this initiative, and we anticipate that RPM will positively impact future revenue growth and profitability as we gain additional market share.”
     ABF’s current labor contract with its unionized employees will expire on March 31, 2008. ABF expects to begin labor negotiations next month and anticipates a timely agreement.
     Based on December 31, 2006 multiemployer pension plan information which recently became available, the current estimate of ABF’s contingent withdrawal liabilities for all multiemployer plans is in the range of approximately $800 to $850 million, on a pre-tax basis. The range has increased primarily based upon plan assumptions used by the Central States pension fund that have not been verified by ABF or its independent pension counsel. The estimate of ABF’s contingent withdrawal liabilities could change if further changes in plan assumptions are made.
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2007 third quarter results. The call will be today, Friday, October 26, at 11:00 a.m. EDT (10:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Thursday, November 15, 2007. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 18779102. The conference call and playback can also be accessed, through Thursday, November 15, on Arkansas Best’s Web site at arkbest.com.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and non-union employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$479,815	$507,307	$1,360,643	$1,411,523

OPERATING EXPENSES AND COSTS	451,629	457,519	1,295,363	1,307,429

OPERATING INCOME	28,186	49,788	65,280	104,094

OTHER INCOME (EXPENSE)
Short-term investment income	1,477	1,333	4,023	3,547
Interest expense and other related financing costs	(290)	(292)	(885)	(833)
Other, net	601	831	1,575	1,782

	1,788	1,872	4,713	4,496

INCOME FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	29,974	51,660	69,993	108,590

FEDERAL AND STATE INCOME TAXES
Current	12,318	20,966	26,491	46,809
Deferred	(1,260)	(852)	166	(4,553)

	11,058	20,114	26,657	42,256

INCOME FROM CONTINUING OPERATIONS	18,916	31,546	43,336	66,334

DISCONTINUED OPERATIONS, NET OF TAX
Income from operations	—	—	—	530
Gain from disposal	—	—	—	3,063

	—	—	—	3,593

NET INCOME	$18,916	$31,546	$43,336	$69,927

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.76	$1.26	$1.75	$2.64
Income from discontinued operations	—	—	—	0.14

NET INCOME	$0.76	$1.26	$1.75	$2.78

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	24,820,079	25,128,232	24,806,290	25,197,419

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.75	$1.24	$1.72	$2.59
Income from discontinued operations	—	—	—	0.14

NET INCOME	$0.75	$1.24	$1.72	$2.73

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,137,398	25,523,367	25,137,140	25,577,947

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.45	$0.45

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,066	$5,009
Short-term investment securities	141,362	135,317
Accounts receivable, less allowances (2007 — 4,402; 2006 — $4,476)	161,023	143,216
Other accounts receivable, less allowances (2007 — $880; 2006 — $1,272)	9,130	8,912
Prepaid expenses	9,008	11,735
Deferred income taxes	37,307	36,532
Prepaid income taxes	3,236	3,024
Other	6,610	7,212

TOTAL CURRENT ASSETS	373,742	350,957

PROPERTY, PLANT AND EQUIPMENT
Land and structures	229,533	228,375
Revenue equipment	518,944	498,844
Service, office and other equipment	128,944	140,516
Leasehold improvements	19,095	17,735

	896,516	885,470
Less allowances for depreciation and amortization	430,007	423,587

	466,509	461,883

OTHER ASSETS	74,429	61,959

GOODWILL	63,984	63,917

	$978,664	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	September 30	December 31
	2007	2006
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$18,869	$17,423
Accounts payable	64,738	63,477
Income taxes payable	3,118	5,833
Accrued expenses	170,183	171,432
Current portion of long-term debt	78	249

TOTAL CURRENT LIABILITIES	256,986	258,414

LONG-TERM DEBT, less current portion	82	1,184

PENSION AND POSTRETIREMENT LIABILITIES	55,252	54,616

OTHER LIABILITIES	24,847	25,655

DEFERRED INCOME TAXES	23,451	19,452

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2007: 26,548,606 shares; 2006: 26,407,472 shares	265	264
Additional paid-in capital	257,297	250,469
Retained earnings	447,852	415,876
Treasury stock, at cost, 2007: 1,677,932 shares; 2006: 1,552,932 shares	(57,770)	(52,825)
Accumulated other comprehensive loss	(29,598)	(34,389)

TOTAL STOCKHOLDERS’ EQUITY	618,046	579,395

	$978,664	$938,716

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2007	2006
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$43,336	$69,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,769	49,947
Other amortization	188	159
Pension settlement expense	1,336	10,104
Share-based compensation expense	3,526	3,494
Provision for losses on accounts receivable	1,064	463
Deferred income tax provision (benefit)	166	(4,553)
Gain on disposal of discontinued operations, net of taxes	—	(3,063)
Gain on sales of assets and other	(2,745)	(3,006)
Excess tax benefits from share-based compensation	(683)	(1,106)
Changes in operating assets and liabilities:
Receivables	(18,984)	(19,381)
Prepaid expenses	2,727	4,721
Other assets	(1,420)	17,711
Accounts payable, taxes payable, accrued expenses and other liabilities(1,2)	6,691	(7,355)

NET CASH PROVIDED BY OPERATING ACTIVITIES	92,971	118,062

INVESTING ACTIVITIES
Purchases of property, plant and equipment(2)	(76,327)	(109,241)
Proceeds from asset sales	7,404	10,546
Proceeds from disposal of discontinued operations	—	21,450
Purchases of short-term investment securities	(230,695)	(310,349)
Proceeds from sales of short-term investment securities	224,650	299,255
Capitalization of internally developed software and other	(3,382)	(3,299)

NET CASH USED BY INVESTING ACTIVITIES	(78,350)	(91,638)

FINANCING ACTIVITIES
Payments on long-term debt	(1,273)	(303)
Net change in bank overdraft	1,446	2,877
Payment of common stock dividends	(11,360)	(11,473)
Purchases of treasury stock	(4,945)	(16,742)
Excess tax benefits from share-based compensation	683	1,106
Deferred financing costs	(800)	—
Proceeds from the exercise of stock options and other	2,685	5,617

NET CASH USED BY FINANCING ACTIVITIES	(13,564)	(18,918)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,057	7,506
Cash and cash equivalents at beginning of period	5,009	5,767

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,066	$13,273

(1)	Includes payments to retiring officers under the Company’s unfunded Supplemental Benefit Plan of $4.0 million in 2007 and $26.2 million in 2006.

(2)	Does not include $3.7 million and $4.7 million of revenue equipment which was received but not yet paid for at September 30, 2007 and 2006, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2007		2006		2007		2006
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$462,192		$493,722		$1,312,512		$1,374,256
Other revenues and eliminations	17,623		13,585		48,131		37,267

Total consolidated operating revenues	$479,815		$507,307		$1,360,643		$1,411,523

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$277,452	60.0%	$278,581	56.4%	$807,867	61.6%	$803,958	58.5%
Supplies and expenses	75,444	16.3	78,732	15.9	215,955	16.5	220,731	16.1
Operating taxes and licenses	12,328	2.7	12,257	2.5	36,048	2.7	35,470	2.6
Insurance	6,746	1.5	7,718	1.6	16,412	1.3	21,791	1.6
Communications and utilities	3,936	0.9	3,677	0.7	11,574	0.9	11,541	0.8
Depreciation and amortization	18,744	4.1	16,569	3.4	55,430	4.2	46,602	3.4
Rents and purchased transportation	37,821	8.2	45,707	9.3	101,655	7.7	119,920	8.7
Other	2,118	0.3	1,406	0.3	4,232	0.3	2,730	0.2
Pension settlement expense	87	—	1,021	0.2	1,336	0.1	10,104	0.7
Gain on sale of property and equipment	(941)	(0.2)	(1,388)	(0.3)	(2,741)	(0.2)	(2,875)	(0.2)

	433,735	93.8%	444,280	90.0%	1,247,768	95.1%	1,269,972	92.4%

Other expenses and eliminations	17,894		13,239		47,595		37,457

Total consolidated operating expenses and costs	$451,629		$457,519		$1,295,363		$1,307,429

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$28,457		$49,442		$64,744		$104,284
Other income and eliminations	(271)		346		536		(190)

Total consolidated operating income	$28,186		$49,788		$65,280		$104,094

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

Rolling Twelve Months
Ended
September 30, 2007
FINANCIAL STATISTICS

After-Tax Return on Capital Employed (2)	9.5%
(2)	(Net income, including pension settlement expense + interest after tax) / (average total debt + average equity)

ARKANSAS BEST CORPORATION
RECONCILIATIONS OF GAAP EARNINGS AND EARNINGS PER SHARE

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
	(Unaudited)
	($ thousands, except per share data)
ABF Freight System, Inc.
Operating Income
Amounts from continuing operations, on a GAAP basis	$28,457	$49,442	$64,744	$104,284
Pension settlement expense, pre-tax	87	1,021	1,336	10,104

Non-GAAP amounts	$28,544	$50,463	$66,080	$114,388

Operating Ratio
Amounts from continuing operations, on a GAAP basis	93.8%	90.0%	95.1%	92.4%
Pension settlement expense, pre-tax	—	(0.2)	(0.1)	(0.7)

Non-GAAP amounts	93.8%	89.8%	95.0%	91.7%

Arkansas Best Corporation — Consolidated

Operating Income
Amounts from continuing operations, on a GAAP basis	$28,186	$49,788	$65,280	$104,094
Pension settlement expense, pre-tax	87	1,021	1,336	10,104

Non-GAAP amounts	$28,273	$50,809	$66,616	$114,198

Income from Continuing Operations
Amounts from continuing operations, on a GAAP basis	$18,916	$31,546	$43,336	$66,334
Pension settlement expense, after-tax	53	621	812	6,141

Non-GAAP amounts	$18,969	$32,167	$44,148	$72,475

Diluted Earnings Per Share
Amounts from continuing operations, on a GAAP basis	$0.75	$1.24	$1.72	$2.59
Pension settlement expense, after-tax	—	0.02	0.03	0.24

Non-GAAP amounts	$0.75	$1.26	$1.75	$2.83

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended September 30			Nine Months Ended September 30
	2007	2006	% Change	2007	2006	% Change
Workdays	63	63		191	191
Billed Revenue* / CWT	$25.87	$25.91	(0.2)%	$25.41	$25.01	1.6%
Billed Revenue* / Shipment	$332.17	$328.85	1.0%	$323.16	$318.95	1.3%
Shipments	1,379,191	1,482,049	(6.9)%	4,067,421	4,323,433	(5.9)%
Tonnage (tons)	885,590	940,357	(5.8)%	2,586,551	2,756,654	(6.2)%
*	Billed revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281
Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE